EXHIBIT 1



                             TERIBE LIMITED

                           POWER OF ATTORNEY


          Know all men by these presents, that TERIBE LIMITED, a British Virgin Islands International Business company, does hereby constitute and appoint J. William Uhrig and H. Whitney Wagner of Three Cities Research, Inc. at 135 East 57th Street, New York, New York 10022, its Attorney-In-Fact, with full power, discretion and authority to take on behalf of TERIBE LIMITED all actions which said Attorney-In-Fact shall in her/his sole discretion determine to be appropriate in connection with its investment in Garden Ridge Corp., including without limitation (i) the execution of all agreements, instruments, certificates or other documents required and all changes necessary relating to the Garden Ridge Corp. In addition, TERIBE LIMITED hereby gives and grants unto said Attorney-In-Fact full power, discretion and authority to execute all documents, instruments and certificates upon such terms which said Attorney-In-Fact may determine to be appropriate, and to take all actions which said Attorney-In-Fact shall determine to be appropriate, and to take all actions which said Attorney-In-Fact shall determinte to be desirable in connection with the foregoing to the same extent at TERIBE LIMITED might do or could do by its duly authorized officers if personally present, and TERIBE LIMITED does hereby confirm, approve and ratify all that said Attorney-In-Fact or her/his delegates shall lawfully do or cause to be done by virtue hereof. This Power of Attorney will expire September 30, 1996.

          This instrument may not be changed orally and shall be governed by and construed in accordance with the laws of the State of New York, the United States of America.

Dated:  July 9, 1996

                              TERIBE LIMITED



                              By: /s/ KURT SONDEREGGER
                                  ------------------------
                                   Kurt Sonderegger


                              By: /s/ WALTER KNECHT
                                  -------------------------
                                   Walter Knecht


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